EXHIBIT 10.1
                                                                    ------------

                            PATENT LICENSE AGREEMENT

         THIS AGREEMENT made and entered into and effective as of August 13, 2008, is by and between Network-1 Security Solutions, Inc., a Delaware corporation (the "Licensor") and Microsemi Corporation, a California Corporation (the "Licensee").

         WHEREAS, Licensor is the beneficial owner of United States Patent No. 6,218,930 (the "'930 Patent");

         WHEREAS, on June 30, 2008, Licensor commenced an industry-wide Special Licensing Program for the '930 Patent to vendors of Power over Ethernet equipment. The Special Licensing Program is of limited duration (through December 31, 2008) and is being implemented on an industry-wide basis to offer discounted running royalty rates and exceptions to Network-1's standard licensing terms and conditions relating to the '930 Patent to PoE vendors who are "early adopters" and enter into license agreements without delay and to avoid litigation and higher royalties.

         WHEREAS, Licensee desires to obtain a royalty-bearing, non-exclusive, license under '930 Patent, and Licensor is willing to grant Licensee such license subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and covenants hereinafter set forth, the parties hereby agree as follows:

1.   Definitions.
     ------------

     1.1 "Effective Date" of this Agreement shall mean the date first written above.

     1.2 "Expiration Date" means the date on which the Licensed Patent shall expire. "Have Made" means the right to purchase a Licensed Product from a third party (E.G., subsidiaries, suppliers and vendors) and/or have a third party make a Licensed Product for the use by and/or sale or transfer by Licensee, said third party operating under the license grant to Licensee for the provision of Licensed Products to Licensee and for no other purpose.

     1.3 "Licensed Patent" shall mean the `930 Patent and any reissues and reexaminations thereof.

     1.4 "Licensed Product" shall mean a MSCC Midspan Product which infringes any claim of an issued, unexpired Licensed Patent, which claim has not invalidated by a final, non-appealable order of a court of competent jurisdiction.

     1.5 "Licensee Covenanted Party" shall mean Licensee, each of its Subsidiaries, and each of their respective officers, directors, employees and successors.

     1.6 "Midspan PSE" means a particular type of PSE that is connected between a switch and device(s) to be powered over Ethernet network cabling.

     1.7 "MSCC Midspan Product" means standalone finished Midspan PSE products, except Power over Ethernet Midspan PSE products that exclusively use spare pairs for the transmission of operating power to network devices, such as the products identified on Exhibit A hereto and future variations thereof, each of which is or will be a Midspan PSE originally designed by or for MSCC, and manufactured for or by, and used or sold by MSCC and/or its Subsidiaries.

     1.8 "Power over Ethernet" or "PoE" means the technology used to deliver electrical power over Ethernet network cabling for the purpose of supplying operating power to devices connected to an Ethernet network.

     1.9 "Person" or "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

     1.10 "PSE" means any apparatus, device, equipment or product that supplies power to other devices in a PoE implementation, including, but not limited to, products complying with IEEE Standards 802.3af and 802.3at.

     1.11 "Sales Price" means with respect to any Licensed Product sold by Licensee or any of its Subsidiaries, on an arms-length basis to a party that is not a Subsidiary of Licensee, in the United States, or exported from the United States, the selling price actually invoiced for such product. The calculation of "selling price" shall include credits for the following items: (i) an exchange of replacement products returned because of a systemic failure, and (ii) the payment or credit for the difference in the invoice prices of exchanged products, within twelve months of original sale, out of a distributor's inventory, that is returned for such exchange. For the avoidance of doubt, for royalty calculation purposes, any resale of a returned product for which a credit was taken under (i) or (ii) above shall be treated as a new sale.

     1.12 "Spare Pair MSCC Midspan Product" means Power over Ethernet standalone finished midspan products that exclusively use spare pairs for the transmission of operating power, each of which is or will be a Midspan PSE originally designed by or for MSCC, and manufactured for or by MSCC and/or its Subsidiaries.

     1.13 "Subsidiary" means as to Licensee (Licensor has no Subsidiaries) an entity of which shares of stock having voting power to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Licensee.

2.   License Grant.
     --------------

     2.1 Licensor hereby grants to the Licensee and its Subsidiaries a personal, non-exclusive, non-transferable, royalty bearing license under the Licensed Patent (i) to make, use, lease, sell, offer for sale, import, design, Have Made and otherwise transfer Licensed Products, including the right to procure or produce components therefore, (ii) to practice a method or process involved in the manufacture thereof, and (iii) practice any method or process involved in the use thereof. To the extent that the Licensed Products are sold or otherwise transferred by Licensee or its Subsidiaries to distributors, private label resellers, channel partners, retailers, customers and other "arm's length" customers and/or end users, the license granted under this Section shall encompass such parties for such Licensed Products. To the extent that a third party is operating under the Have Made rights granted herein, the license granted under this Section shall encompass said third party, but only as to such third party's sales of Licensed

          Products to Licensee or any Subsidiary and other licensed conduct for Licensee and its Subsidiaries contemplated herein, and not for sales to other parties.

     2.2 If the Licensee or its Subsidiaries or its or their successors initiates any action to challenge, directly or indirectly through their acting officers, directors, employees, representatives, or agents acting at Licensee's direction, the infringement or validity of the Licensed Patent, or assist or cooperate in any action, related to the non-infringement or invalidity of the Licensed Patent or any declaratory judgment action under the Patent Act of the United States, title 35, United States Code, the Declaratory Judgment Act, title 28, United States Code, or otherwise (unless the Licensee is required to do so pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by other regulatory organization having authority pursuant to the law; PROVIDED, HOWEVER, that in such case the applicable Licensee Party gives Licensor reasonable advance notice of the same (so as to afford Licensor a reasonable opportunity to appear, object and obtain appropriate relief regarding such requirement)) the Licensee shall pay a royalty rate of three percent (3%) of the Sales Price of a Licensed Product in lieu of the royalties owed under Section 4.2 hereof on royalties payable after the date it initiates any of the foregoing. This Section 2.2 shall not apply where Licensee or its Subsidiary (a) is defending against an action brought against it alleging that it is infringing the Licensed Patent, or (b) is contractually or otherwise legally bound by statute to hold harmless or indemnify a third party in a judicial proceeding relating to the infringement of the Licensed Patent which obligation exists (a) as of, and in connection with, the sale or other disposition of a product or service by Licensee or its Subsidiary to such third party; or (b) prior to the initiation of such judicial proceeding against such third party . In such cases, for the avoidance of doubt, Licensee or its Subsidiaries shall be free to assert or assist any non-infringement and/or invalidity counterclaims and/or defenses related to such action or proceeding under the Licensed Patent without affecting the royalty rate hereunder.

     2.3 Licensee is obligated to mark all Licensed Products with U.S. Patent No. 6,218,930 in a font size large enough to be easily read and in a manner reasonably required to satisfy 35 U.S. 287.

     2.4 Licensor, on behalf of itself and any Subsidiary, and each of its respective officers, directors, employees, shareholders, representatives, agents and successors (collectively, the "Licensor Covenanting Parties") hereby covenants not to sue any Licensee Covenanted Party for any or all claims or liabilities for infringement of the Licensed Patent, with respect to any Spare Pair MSCC Midspan Product, PROVIDED, HOWEVER, for the avoidance of doubt, such covenant shall not extend to any person other than a Licensee Covenanted Party.


3.   Third Party Patents and Limitations on Liability.
     -------------------------------------------------

     3.1 Licensor hereby represents and warrants that: (a) it has the authority to enter into this Agreement and grant the licenses herein; (b) this Agreement is valid and binding and enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and general equitable principles;
          (c) it has all right, title and interest in and to the Licensed Patent; and (d) there are no patents or patent applications or foreign counterparts related to the Licensed Patent, nor does Licensor or its Subsidiaries own any patent or patent application claiming or disclosing any PoE technology except the Licensed Patent. Licensor makes no warranty or representation that the practice of the licenses herein granted to Licensee will not infringe any patent or patents of any country which is or are owned by any party or parties other than Licensor. The obligations of Licensee to Licensor shall be in no way affected and no obligation of any character of Licensor to Licensee shall be created by the fact that the practice of the licenses granted hereunder infringes the patent of rights of others.

     3.2 EXCEPT AS EXPRESSLY SET FORTH ABOVE IN SECTION 3.1, LICENSOR MAKES NO WARRANTY, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCES SHALL LICENSOR BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES FROM ALLEGED NEGLIGENCE, BREACH OR WARRANTY, STRICT LIABILITY, TORT, CONTRACT, OR ANY OTHER LEGAL THEORY ARISING OUT OF THE USE OR HANDLING OF THE LICENSED PRODUCT.

4.   Consideration, Royalty Payments and Royalty Reporting.
     ------------------------------------------------------

     4.1 In partial consideration for the license granted herein, Licensee shall provide the assistance set out in the letter agreement by and between the parties dated June , 2008 and Licensor has agreed to offer Licensee an "early adopter" reduced royalty rate and to reduce its license initiation fees to $25,000 which shall be paid upon execution of this Agreement.

     4.2 In further consideration of the license granted herein, Licensee agrees to pay Licensor a royalty of two percent (2%) of the Sales Price of Licensed Product.

     4.3 Only one royalty will be paid by Licensee for the sale of a Licensed Product subject to royalty hereunder; PROVIDED that the Sales Price for such sales shall be that of the final sale by Licensee or any Subsidiary.

     4.4 Licensee shall make all payments to Licensor in performance of any obligation of Licensee defined in this Agreement in U.S. Dollars at such account as Licensor shall designate.

     4.5 Licensee shall make running royalty payments within thirty (30) days after the end of each calendar quarter which any Licensed Product subject to royalty hereunder was sold. Royalties shall be calculated in the currency in which sales are made and, in the case of sales made in currency other that U.S. Dollars, for equivalent amount of the U.S. Dollars for any royalties payable hereunder will be determined on the basis of the rate of exchange quoted by The Wall Street Journal as of the due date of the royalty payment. Royalties shall be submitted with a Monthly Royalty Report, in the form of Exhibit B, showing all Licensed Products sold by Licensee in the immediately preceding month. The Royalty Report will also list any additional products that fall within the scope of Licensed Products and that are to be added to Exhibit A.

     4.6 Licensee assumes responsibility for any payment due but not made by any Subsidiary.

     4.7 Licensee shall submit to Licensor a semi-annual royalty report ("Royalty Report") in the form of Exhibit B hereto within thirty (30) days after the end of every six month anniversary of the Effective Date of the Agreement. The Royalty Report shall be certified by an appropriate responsible employee of Licensee setting forth the amount of the royalties and calculation thereof for the reported period regardless of whether or not any payment is due. The Royalty Report will also list any additional products that fall within the scope of Licensed Products and that are to be added to Exhibit A4.8 Irrespective of any ruling of a court, administrative body or arbitral tribunal, no royalties paid by Licensee shall be subject to refund except overpayments made in error and identified by Licensee within twelve (12) months of actual or constructive notice of erroneous payment, whichever is later. Any refund that Licensee may be entitled to pursuant to this Section shall be taken as a credit in a subsequent Monthly Royalty Report; provided, HOWEVER that if no further royalties are due under this Agreement Licensee shall receive a refund instead of a credit.

     4.8 Payments when provided for in this Agreement shall, when overdue, bear interest compounded monthly (prorated for periods of time less than one month) at an annualized rate of five percent (5%) over the prime rate quoted by the Wall Street Journal, in New York, on the date that the payment is due, for each month during the delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.4.10 Licensee shall keep books and records adequate to accurately determine the payments under this Agreement, and retain such books and records for at least three (3) years after the delivery of the Royalty Report to which they relate. Licensor shall have the right, no more than twice per calendar year, to have an independent certified public accountant inspect all relevant books and records of Licensee on thirty (30) days' prior written notice and during regular business hours to verify the reports and payments required to be made hereunder. Such independent certified public accountant shall be selected by Licensor. The auditor shall enter into an appropriate nondisclosure agreement with Licensee, and shall disclose no more information than is reasonably necessary to determine the payments owed hereunder. Should an underpayment in excess of five percent (5%) be discovered, Licensee shall reimburse Licensor for the cost of the audit. In any event, Licensee shall promptly pay any underpayment together with interest at the compounded annual rate quoted by Citibank N.A. in New York City or its reference rate on the last day of each month during the period of the delinquency.

5. Confidentiality. The terms of this Agreement (and the royalty reports and data contained therein) as well as any audit data provided per Section 4 are confidential information of Licensee except (i) if such information is generally available to the public through no action of Licensor, (ii) to the extent necessary to comply with any Court order, law, rule or regulation of any federal or state agency or administrative body (including the Securities and Exchange Commission and the U.S. securities laws based on the advice of counsel) or contractual obligation of any party's insurance carrier. If necessary, Licensor may utilize this confidential information in litigation against Licensee relating to royalty payments under this agreement; however, the information must remain confidential (E.G., under the provisions of a suitable protective order and/or filing under seal).

6. SEC Filings and Press Releases. Licensee understands that following the Effective Date, Licensor will be required to file a Form 8-K with the SEC that will include as an exhibit this Agreement (with exhibits) as well as issue a press release. Licensee further understands that Licensor will be required to disclose in certain of its SEC filings and press releases, among other things set forth in this Agreement, the amount of royalty revenue received from Licensee pursuant to this Agreement in an aggregated form that does not reveal royalty revenues specifically attributable to Licensee hereunder unless otherwise required by the U.S. securities laws based on the advice of counsel. In addition, Licensor will not disclose in its SEC filings or press releases any other data contained in the monthly or semi-annual reports or audit data referenced in Section 4 above unless otherwise required by the U.S. securities laws based on the advice of counsel .

7.   Term and Termination.
     ---------------------

     7.1 This Agreement will commence on the Effective Date and will remain in force and effect until the Expiration Date unless earlier terminated or in the event the Licensed Patent is found to be invalid by a final non-appealable order of a court of competent jurisdiction. Other than as provided for in Section 7.2, the parties hereto may terminate this Agreement only by mutual written agreement.

     7.2 In the event a party to this Agreement breaches any provision hereof and fails to cure such breach within forty-five (45) days of receipt of written notice thereof, the other party hereto may terminate the Agreement upon written notice to the other party hereto.

     7.3 If Licensee fails to make royalty payments hereunder and fails to remedy such breach in accordance with Section 7.2, all royalty payments subsequent to said breach and all remedial payments for outstanding payments shall be calculated at a royalty rate of three percent (3%) instead of the two percent (2%) royalty rate set forth in Section 4.2.

     7.4 Termination of this Agreement by mutual written agreement of the parties hereto shall not, unless otherwise agreed by the parties, have the effect of terminating, revoking or withdrawing rights and obligations set forth herein with respect to matters after the Effective Date and up through and including the effective date of termination hereunder. Notwithstanding the foregoing, the termination of this Agreement for any reason other than by mutual agreement of the parties hereto, shall not terminate the license granted hereunder for any Licensed Product sold prior to the termination date but only if the applicable royalty due hereunder with respect to such product is paid by licensee

8.   Release.
     --------

     Licensor on behalf of itself and its respective Subsidiaries, successors and assigns hereby irrevocably releases Licensee and its Subsidiaries (but only as to sales of Licensed Products to, from, or on behalf of Licensee) officers, directors, employees, representatives, agents, successors and assigns, customers, and suppliers, including any suppliers and customers in the chain of possession of Licensed Products, from any and all causes of action, known or unknown, in any way related to the acts, omissions, transactions, and occurrences related to a claim of infringement of the Licensed Patent, with respect to any MSCC Midspan Product manufactured, used, leased, sold, offered for sale, imported, or otherwise transferred by Licensee before the Effective Date of this Agreement.

9.   Miscellaneous.
     --------------

     9.1 If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     9.2 Any and all notices, consents, or demands permitted or required to be made or given under this Agreement shall be in writing, signed by the individual giving such notice, consent, or demand and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other party at its address set forth below:


          To Licensor:          Network-1 Security Solutions, Inc.
                                445 Park Avenue, Suite 1028
                                New York, NY 10022

                                Attention:  Corey M. Horowitz, Chairman and CEO
                                Telephone: (212) 829-5770
                                Facsimile: (212) 829-5771


          With a copy to:       Clifford Chance US LLP
                                31 West 52nd Street
                                New York, NY 10019-6131

                                Attention: Victor Siber
                                Telephone: (212) 878-8429
                                Facsimile: (212) 878-8375

          To Licensee:          Microsemi Corporation,
                                2381 Morse Avenue, Irvine, CA 92614
                                Attention:     Legal Department

          With a copy to:       O'Melveny & Meyers, LLP
                                2765 Sand Hill Road
                                Menlo Park, CA 94025

                                Attention:   Will Chuang
                                Telephone: (650) 473-2600
                                Facsimile:  (650) 473-2601


     9.3 This Agreement may not be assigned by either party without the express prior written consent of the other party, except in connection with a merger, acquisition, reorganization or sale of all or substantially all of such party's assets or equity. This Agreement is binding upon and inures to the benefit of the parties hereto, and their permitted assigns.

     9.4 This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter hereof and supersedes all previous and contemporaneous negotiations, commitments and agreements, both written and oral, between the parties with respect to such subject matter. For avoidance of doubt, the Settlement Agreement, as supplemented by the Amendment, shall remain in full effect in accordance with its terms. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     9.5 This Agreement may be executed in separate counterparts, each of which shall be considered an original but all of which will constitute one agreement.

     9.6 THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. LICENSOR AND LICENSEE HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE COUNTY

          OF NEW YORK IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING BROUGHT BY LICENSOR OR LICENSEE TO ENFORCE THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT BY A PARTY TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 8.6 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE AND SHALL NOT APPLY WITH RESPECT TO, OR BE DEEMED TO INDICATE THE INTENT OF ANY PARTY HERETO WITH RESPECT TO, ANY ACTION BROUGHT BY OR AGAINST ANY PERSON(S) EACH OF WHOM IS NOT A PARTY TO THIS AGREEMENT. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 8.2. Such service of process shall have the same effect as if the party being served were a resident in the State of New York and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

          IN WITNESS WHEREOF, each of the parties has caused two original copies of this Agreement to be executed on its behalf by its duly authorized officer as of the Effective Date.



                                    NETWORK-1  SECURITY SOLUTIONS, INC.



                                    By: /s/ Corey M. Horowitz
                                        ------------------------------------
                                        Corey M. Horowitz
                                        Chairman and Chief Executive Officer




                                    MICROSEMI CORPORATION


                                    By: /s/ Ralph Brandi
                                        ------------------------------------
                                        Ralph Brandi
                                        Chief Operating Officer

                                    EXHIBIT A

                           POWERDSINE MIDSPAN PRODUCTS



     ----------------------- ---------------------------------------------------
     PRODUCT/PRODUCT FAMILY  DESCRIPTION
     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------
     PD6000G
     ----------------------- ---------------------------------------------------
     PD7000G
     ----------------------- ---------------------------------------------------
     PD8000G
     ----------------------- ---------------------------------------------------
     PD9000G
     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

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     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

                                    EXHIBIT B

                                 ROYALTY REPORT

     The undersigned official of Licensee is providing the following information to Network-1 pursuant to that License Agreement dated [o] entered into between Network-1 and Licensee. All capitalized terms used in this Report have the definitions ascribed to them in the Agreement. This Report reflects the Royalties payable by Licensee for the month [semi-annual] period ending________.

------------------------ --------- --------------------- ----------- --------------------------------------
LICENSED PRODUCT MODEL     UNITS   SELLING PRICE CHARGED
NO., NAME & DESCRIPTION    SOLD     TO UNRELATED BUYER     RETURNS          CALCULATION OF ROYALTIES
------------------------ --------- --------------------- ----------- --------------------------------------
                                                                     Net Selling Price  Royalty %    Amount
                                                                                                       of
                                                                                                     Royalty
                                                                     -----------------  ---------  --------





-----------------------------------------------------------------------------------------------------------

                                                                     Due &             Total Royalties
                                                                     Payable           $________________

The undersigned hereby certifies the foregoing an accurate and complete record of all royalties due and payable by Licensee for the period ___________.



Signature:    ______________________________                      Date:
              ______________________________
Name:         ______________________________
Title:        ______________________________
